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                                INTERVOICE, INC.
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                (Name of Registrant as Specified in Its Charter)

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                                     [LOGO]

                               [INTERVOICE, INC.]

                                August 12, 1999


Ladies and Gentlemen:

     Some of our shareholders have asked questions regarding (i) the circumstances under which InterVoice, Inc. could amend its 1999 Stock Option Plan without obtaining the approval of InterVoice's shareholders, and (ii) the Company's policy for awarding stock options to non-employee directors.

     While the language set forth in Article 8 of the plan would on its face seem to permit InterVoice to make a number of amendments to the plan without shareholder approval, material changes to the plan would not in fact be made without shareholder approval. First, InterVoice would not amend the plan without shareholder approval if such approval is required by applicable law. Because the plan is intended to satisfy an exception to Section 162(m) of the Internal Revenue Code, shareholder approval is required for any amendment to the plan that changes the material terms of performance goals established under the plan. As general counsel of InterVoice, I would advise the Board of Directors that amendments such as the following are material, and therefore require shareholder approval: (1) any increase in the number of InterVoice shares that may be granted to any employee pursuant to options during a specified period of time,
(2) the requirement that options be granted by the compensation committee of InterVoice, and (3) any decrease in the price at which options may be granted under the plan.

     Secondly, to eliminate any concerns you may have regarding shareholder approval that are not addressed by Section 162(m), management of InterVoice (including our Chairman and Chief Executive Officer) will recommend to the Board of Directors that Section 8 of the plan be amended to require shareholder approval of any amendment to the plan that would (1) change the number of InterVoice shares covered by the plan, (2) change the class of people eligible to receive options under the plan or (3) decrease the price at which options may be granted under the plan. The Company's management is confident that the Board of Directors will approve this recommended amendment.

     The provisions of the plan do not specify the Company's policy for awarding stock options to non-employee directors. The Company has a policy to grant stock options to its non-employee directors following each annual shareholders meeting. The stock options are granted by the Board of Directors at the market price on the date of grant. The number of shares covered by each stock option award is determined in light of the current market value of the Company's stock, and a compensation review and recommendations prepared by the Company's compensation consultants comparing stock option awards to non-employee directors by the Company to awards made to non-employee directors by companies in the Telephone and Telegraph Apparatus and software industries whose description of business and revenues most closely approximate those of the Company.

     The Company's management (including our Chairman and Chief Executive Officer) will recommend to the Board of Directors that the plan be amended to provide for option grants to non-employee directors pursuant to a non-discretionary formula specified by the plan's terms. The non-discretionary formula will be based on the Company's policy for making such awards.
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     In the event you have any questions, please do not hesitate to contact me at (972) 454-8694.


                              INTERVOICE, INC.

                              /s/ DEAN C. HOWELL
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                              DEAN C. HOWELL
                              VICE PRESIDENT & CORPORATE COUNSEL